Exhibit 99.1
F & M Bank Corp.---News and Financials
F & M BANK CORP. ANNOUNCES EARNINGS & DIVIDEND

CONTACT:
Neil Hayslett, EVP/Chief Operating Officer
540-896-8941 or NHayslett@FMBankVA.com

TIMBERVILLE, VA—January 31, 2019—F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its financial results for the fourth quarter and year ending December 31, 2018.

Selected highlights for the quarter and year to date include:

●
Net income of $2.9 million and $9.1 million, respectively;

●
Non-performing assets dropped $4.65 million or 26.90% during the fourth quarter;

●
Net interest margin rose to 4.68%;

●
Loans held for investment increased $21.8 million YTD;

●
Return on Average Assets of 1.48% and 1.19%, respectively.

Mark Hanna, President, commented “We are pleased to announce fourth quarter and year to date earnings of $2.9 million and $9.1 million, respectively. The fourth quarter results represent a record for quarterly earnings which was driven by an increasing net interest margin. Our margin increased due to our asset sensitive balance sheet which resulted in a $2.6 million increase in interest income and a $935 thousand increase in interest expense. Loans held for investment increased $21.8 million or 3.54% versus the prior year. Deposit growth also accelerated in the second half of the year to $22.1 million or 3.89%.”

Hanna continued, “During the fourth quarter we made significant progress in addressing our problem assets. Previously we had announced that two large loans were placed on non-accrual during the second quarter, resulting in our significant allowance for loan loss funding in the first half of the year. During the fourth quarter we were successful in collecting on one of these loans and we recognized a partial write-down on the other based on the appraised value and continued payment delinquency. As a result of these and other collection efforts our problem assets decreased from $17.3 million to $12.6 million.” Highlights of our financial performance are included below.

Hanna stated, “On January 23rd our Board of Directors declared a fourth quarter dividend of $.25 per share to common shareholders. Based on our most recent trade price of $30.30 per share this constitutes a 3.30% yield on an annualized basis. The dividend will be paid on February 15, 2019, to shareholders of record as of February 1, 2019.”

F & M Bank Corp. is an independent, locally-owned, financial holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s thirteen banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through a loan production office located in Penn Laird, VA and through its subsidiaries, VBS Mortgage, LLC (DBA F&M Mortgage) and VSTitle, LLC located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

This press release may contain “forward-looking statements” as defined by federal securities laws, which may involve significant risks and uncertainties. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, legislative and regulatory policies, and a variety of other matters. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

F&M Bank Corp.
Key Statistics

	2018					2017
	Q4	Q3	Q2	Q1	YTD	YTD
Net Income (000's)	$2,910	$2,515	$1,687	$1,973	$9,085	$9,010
Net Income available to Common	$2,807	$2,412	$1,583	$1,870	$8,672	$8,595
Earnings per common share	$0.87	$0.75	$0.49	$0.57	$2.68	$2.63

Return on Average Assets	1.48%	1.29%	0.91%	1.11%	1.19%	1.62%
Return on Average Equity	12.51%	10.82%	7.38%	8.75%	9.89%	13.34%
Dividend Payout Ratio exclude Special Dividend	28.83%	33.33%	51.37%	43.53%	37.34%	26.25%
Dividend Payout Ratio with Special Dividend				78.35%	44.81%

Net Interest Margin	4.68%	4.56%	4.64%	4.78%	4.65%	4.47%
Yield on Average Earning Assets	5.50%	5.30%	5.29%	5.38%	5.35%	5.05%
Yield on Average Interest Bearing Liabilities	1.14%	1.04%	0.94%	0.87%	1.00%	0.82%
Net Interest Spread	4.36%	4.26%	4.35%	4.51%	4.35%	4.23%

Provision for Loan Losses (000's)	$450	$450	$1,350	$680	$2,930	$-
Net Charge-offs	$2,483	$283	$660	$309	$3,735	$1,499
Net Charge-offs as a % of Loans	1.55%	0.18%	0.42%	0.20%	0.58%	0.24%
Non-Performing Loans (000's)	$10,205	$15,240	$14,977	$7,730	$10,205	$4,870
Non-Performing Loans to Total Assets	1.31%	1.96%	1.94%	1.06%	1.31%	0.65%
Non-Performing Assets (000's)	$12,648	$17,303	$17,011	$9,758	$12,648	$7,004
Non-Performing Assets to Assets	1.62%	2.23%	2.21%	1.34%	1.62%	0.94%

Efficiency Ratio	65.06%	66.71%	65.80%	66.52%	65.50%	63.01%

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are nontaxable (i.e. municipal securities and loan income) then subtracting interest expense. The tax rate utilized is 21%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns nontaxable interest income from municipal loans and securities, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. The efficiency ratio is a common measure used by the financial service industry to determine operating efficiency. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The Company calculates this ratio in order to evaluate how efficiently it utilizes its operating structure to create income. An increase in the ratio from period to period indicates the Company is losing a greater percentage of its income to expenses.

F & M Bank Corp.
Financial Highlights

	For Twelve Months Ended December 31,
INCOME STATEMENT	Unaudited 2018	Audited 2017
Interest and Dividend Income	$36,707,958	$34,095,349
Interest Expense	4,832,063	3,896,889
Net Interest Income	31,875,895	30,198,460
Gross Security Gains (Losses)	-	(41,914)
Non-Interest Income	8,003,003	7,934,620
Provision for Loan Losses	2,930,000	-
Other Non-Interest Expenses	26,743,762	24,719,017
Income Before Income Taxes	10,205,136	13,372,149
Provision for Income Taxes	1,110,169	4,330,404
Less Minority Interest income	10,050	31,461
Net Income	$9,084,917	$9,010,284
Dividend on preferred stock	413,191	415,331
Net Income available to common shareholders	$8,671,726	$8,594,953
Average Common Shares Outstanding	3,238,177	3,269,713
Net Income Per Common Share	2.68	2.63
Dividends Declared	1.20	.94

BALANCE SHEET	Unaudited December 31, 2018	Audited December 31, 2017
Cash and Due from Banks	$9,521,741	$10,622,352
Interest Bearing Bank Deposits	1,390,181	1,284,351
Federal Funds Sold	-	-
Loans Held for Sale	55,909,812	39,774,515
Loans Held for Investment	638,798,885	616,974,067
Less Allowance for Loan Losses	(5,239,699)	(6,044,365)
Net Loans Held for Investment	633,559,186	610,929,702
Securities	21,843,918	41,242,965
Other Assets	58,028,442	49,416,495
Total Assets	$780,253,280	$753,270,380

Deposits	$591,325,319	$569,176,519
Short Term Debt	40,116,000	25,296,000
Long Term Debt	40,218,073	49,732,532
Other Liabilities	16,682,537	17,790,459
Total Liabilities	688,341,929	661,995,510
Stockholders’ Equity	91,911,351	91,274,870
Total Liabilities and Stockholders’ Equity	$780,253,280	$753,270,380
Book Value Per Common Share	$26.84	$25.73
Tangible Book Value Per Common Share	$26.91	$25.64

SOURCE:
F & M Bank Corp.
CONTACT:
Neil Hayslett, EVP/Chief Operating Officer

540-896-8941 or NHayslett@FMBankVA.com

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